Exhibit 99.1

Reliance Global Group Projects Strong Revenue Growth
of More Than 70% for Fiscal 2022

LAKEWOOD, N.J., March 16, 2023 — Reliance Global Group, Inc. (Nasdaq: RELI; RELIW) (“Reliance”, “we” or the “Company”), which combines artificial intelligence (AI) and cloud-based technologies with the personalized experience of a traditional insurance agency, today provided preliminary revenue guidance for the 2022 fiscal year. The Company currently projects revenue for the 2022 fiscal year of more than $16.5 million, an increase of greater than 70% compared to 2021.

Mr. Ezra Beyman, Chairman and CEO of Reliance, commented, “I am pleased to report that we are projecting more than a 70% increase in 2022 revenue. We attribute this success to the collective performance of our operating subsidiaries, including Barra & Associates, which we acquired in April 2022 and subsequently rebranded as RELI Exchange. Moreover, 2022 was a transformative year with the successful rollout of our RELI Exchange InsurTech platform. Our team has worked diligently to ensure that RELI Exchange is delivering real value to our agency partners and their customers. We are gratified to see that this effort is paying off, as illustrated by the rapid growth in agency partners. Moreover, we are excited about the future of the business as we continue to expand and enhance our offerings. Looking ahead to 2023, we expect RELI Exchange will be a key driver of organic growth. Additionally, we believe we have built a highly scalable business model that will drive profits and shareholder value in the years ahead.”

About Reliance Global Group, Inc.

Reliance Global Group, Inc. (NASDAQ: RELI, RELIW) an InsurTech pioneer, is working to transform the traditional insurance agency model by combining artificial intelligence (AI) with the personalized experience of a traditional insurance agency model. Reliance Global Group’s growth strategy includes the organic expansion of its current portfolio of agencies owned in addition to the growth of 5MinuteInsure.com, its online business-to-consumer platform that utilizes artificial intelligence and data mining, to provide competitive insurance quotes within 5 minutes, and RELI Exchange, its B2B InsurTech platform and agency partner network for insurance agents and agencies, designed to give independent agents an entire suite of business development tools and the ability to effectively compete with national agencies. Additional information about the Company is available at https://www.relianceglobalgroup.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions and include statements such as the Company having built a best-in-class InsurTech platform, making RELI Exchange an even more compelling value proposition and further accelerating growth of the platform, rolling out several other services in the near future to RELI Exchange agency partners, building RELI Exchange into the largest agency partner network in the U.S., the Company moving in the right direction and the Company’s highly scalable business model driving significant shareholder value. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission and elsewhere and risk as and uncertainties related to: the Company’s ability to generate the revenue anticipated and the ability to build the RELI Exchange into the largest agency partner network in the U.S., and the other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, the Company’s Quarterly Reports on Form 10-Q, the Company’s recent Current Reports on Form 8-K and subsequent filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Crescendo Communications, LLC

Tel: +1 (212) 671-1020

Email: RELI@crescendo-ir.com